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                                                                      EXHIBIT 99
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                     HARRIS CORPORATION'S BOARD OF DIRECTORS
              APPROVES LANIER SPIN-OFF AND SHARE REPURCHASE PROGRAM



         MELBOURNE, FLORIDA, OCTOBER 22, 1999 - Harris Corporation today announced that the board of directors has formally approved the spin-off of the company's highly successful Lanier office equipment subsidiary. The Board declared a dividend of one share of Lanier common stock for each share of Harris' stock to shareholders of record on November 1, 1999, with distribution of the Lanier shares anticipated to occur on or after November 5, 1999. Harris will retain approximately ten percent of the Lanier stock. Lanier will trade on the New York Stock Exchange under the symbol "LR." Information concerning the dividend will be sent to shareholders following the record date. Shareholders need take no action to receive the Lanier shares.

         The board of directors also has authorized the repurchase of up to 15 million shares of Harris common stock following the spin-off of Lanier. These repurchases may be made in the open market, in negotiated or block transactions, or pursuant to tender offers. The company currently anticipates tendering for a substantial number of shares under this authorization following the spin-off of Lanier. The company currently has 79.2 million shares outstanding.

         In addition to the dividend of Lanier shares, Harris also announced that the board of directors declared a cash dividend of 5 cents for the quarter on the Harris Shares (an annualized rate of 20 cents). The cash dividend is payable on December 3, 1999, to record holders on November 19, 1999. The new dividend rate reflects Harris' repositioning as a high-tech company focused exclusively on the communications equipment market.

         "The Board's actions today, in formally approving the spin-off of Lanier, address the final element of our repositioning effort. As a result of this action, we can now devote all of our energy to growing the communications business and significantly







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improving financial performance. Additionally, the authorization of the stock repurchase program reflects our confidence in the underlying value of the company and its long-term growth potential," said Mr. Phillip W. Farmer, chairman and chief executive officer of Harris.


         This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results and the forward-looking statements could be affected by many factors, including general economic conditions in the markets in which the company operates; economic developments that have a particularly adverse effect on one or more the of the markets served by the company; the ability to execute management's repositioning as a pure communications company; the ability to realize cost savings from the company's internal reorganization; stability of key markets for communications products, particularly Asia and Brazil; fluctuation in foreign currency exchange rates and the effectiveness of the company's currency hedging program; reductions in the U.S. and worldwide defense and space budgets; effect of continuing consolidation in the U.S. defense industry on the company's direct and indirect business with the U.S. government; the company's ability to receive contract awards; continued development and market acceptance of new products, especially digital television broadcast products and broadband wireless access products; continued success of the company's patent licensing programs; the ability of the company, its customers, and suppliers to become Year 2000 compliant; and the successful resolution of patent infringement and other general litigation. Payment on the distribution of Lanier shares is subject to the Securities and Exchange Commission declaring Lanier's registration statement effective and receipt of funding under Lanier's credit agreement to make the cash payment to the company described in the registration statement. Other factors that may impact the company's results and forward-looking statements may be disclosed in the company's filings with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Media inquiries:  Tom Hausman at 407-727-9131, or thausm01@harris.com
Investor relations inquiries:  Pamela Padgett at 407-727-9383
Additional information on Harris is also available on our Internet site: www.harris.com